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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1999, on NIPSCO Industries, Inc.'s consolidated financial statements and related schedules as of and for the year ended December 31, 1998, included in this Form 8-K, into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; Form S-8 Registration Statement No. 333-59151; Form S-8 Registration Statement No. 333-59153; Form S-3 Registration Statement No. 333-22347; Form S-3 Registration Statement No. 333-26847; Form S-3 Registration Statement No. 333-39911, Form S-4 Registration Statement No. 333-50537, and Form S-3 Registration Statement No. 333-69279.

Chicago, Illinois
February 8, 1999